LEASE AMENDMENT

     AGREEMENT, made as of the 31st day of July, 1997, by and between HEARTLAND ASSOCIATES, a New York partnership, with an office at 1 Executive Drive, Edgewood, New York, 11717, (hereafter "Landlord") and GLOBAL PAYMENT TECHNOLOGIES Inc., formerly known as COIN BILL VALIDATOR, INC., a corporation duly organized and existing under the law of the State of New York, with an office at 425 Oser Avenue, Hauppauge, New York 11788, (hereafter "Tenant")

                              W I T N E S S E T H :

     WHEREAS, Landlord and Tenant entered into an Agreement of Lease, dated as of September 21, 1994, for the leasing by Landlord and the hiring by Tenant, of those certain premises in the building known as 425 Oser Avenue, Hauppauge, New York, as more particularly described in Exhibit "A" to the Agreement of Lease, for the term, for the rent and on such other terms and conditions as set forth in the Agreement of Lease (the "Lease"); and

     WHEREAS, the Lease is currently in full force and effect and Tenant is occupying the premises in the building 425 Oser Avenue as set forth on Exhibit "A" attached to and made part of the Lease; and

     WHEREAS, Tenant desires to hire from Landlord additional space within the building in which the premises are located, on all of the terms and conditions as set forth in the Lease and as set forth herein; and

     WHEREAS, Landlord is agreeable to letting to Tenant additional space within the building in which the premises are located, on all of the terms and conditions as set forth in the Lease and as set forth herein;

     NOW, THEREFORE, in consideration of the Lease, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agrees as follows:

     1. Landlord and Tenant hereby ratify and confirm the recitals.

     2. In addition to the premises originally leased to Tenant, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, for the period from the Unit "C" Commencement Date (as hereafter defined) through and including March 31, 2000, on all of the terms and conditions of this Lease, Unit "C" as more particularly cross-hatched in red on Exhibit "A" attached to this Lease Amendment. Unit "C" contains approximately 4,216 square feet. The Unit "C" Commencement Date shall be August 1, 1997, or such later date when possession of Unit "C" shall be delivered to Tenant. If possession of Unit "C" is not delivered to Tenant by October 1, 1997 then, after October 1, 1997 but prior to November 1, 1997, Tenant may send Landlord written notice of its desire to cancel the hiring of Unit "C" on that date which is thirty (30) days from the date of Tenant's notice. In the event Tenant timely sends the required notice to Landlord, and possession of Unit "C" is not delivered to Tenant prior to the date in Tenant's notice, then on the date in Tenant's notice the hiring of Unit "C" shall come to an end and be of no further force and effect but the Lease as to the original premises leased to Tenant (as more particularly cross-hatched in red on Exhibit "A" attached to the Lease, dated September 21, 1994) shall continue to survive and remain and be in full force and effect as if this Lease Amendment had never been executed, and Landlord shall have no liability to Tenant by reason thereof. In the event Tenant fails to timely send the required notice or Landlord has, prior to the date in Tenant's notice, delivered possession of Unit "C" to Tenant this Lease Amendment and the Lease shall be and remain in full force and effect.

     3. Paragraph 41 (A) of the Lease is amended by deleting subparagraphs (iv),
(v) and (vi) thereof in their entirety and adding the following subparagraphs thereto in place and instead thereof:

     (iv) In  addition  to the Base Rent  payable by Tenant  under  subparagraph
(iii), for the period from the Unit "C" Commencement Date through December 31, 1997, Tenant shall also pay Base Rent in the amount of two thousand two hundred thirty-seven and 99/100 ($2,237.99) dollars per month.

     (v) For the Lease Year January 1, 1998 through December 31, 1998, Base Rent shall be two hundred eighty-nine thousand nine hundred eleven and 44/100 ($289,911.44) Dollars, payable twenty-four thousand one hundred fifty-nine and 29/100 ($24,159.29) Dollars monthly.

     (vi) For the Lease Year January 1, 1999 through December 31, 1999, Base Rent shall be two hundred ninety-eight thousand five hundred eighty and 11/100 ($298,580.11) Dollars, payable twenty-four thousand eight hundred eighty-one and 68/100 ($24,881.68) Dollars monthly.

     (vii) For the period January 1, 2000 through March 31, 2000, Base Rent shall be twenty-four thousand eight hundred eighty-one and 68/100 ($24,881.68) Dollars monthly.

     4 4. From and after the Unit "C" Commencement Date, whenever and wherever reference is made in the Lease and this Lease Amendment to "premises", the same shall mean the premises originally leased to Tenant under the Lease (as more particularly cross-hatched in red on Exhibit "A" attached to the Lease, dated September 21, 1994), plus Unit "C" as more particularly cross-hatched in red on Exhibit "A" to this Lease Amendment. Unit "C" contains approximately 4,216 square feet. From and after the Unit "C" Commencement Date, whenever and wherever reference is made in the Lease and this Lease Amendment to Tenant's Share, Tenant's proportionate share and Tenant's pro rata share, the same shall be thirty-six and 84/100 (36.84%) percent, provided, however, only with respect to the payment of Real Estate Taxes, and not as to any of Tenant's other obligations under the Lease, Tenant's Share shall remain as thirty-three and 33/100 (33.33%) percent and Tenant shall pay Real Estate Taxes for Unit "C" as hereinafter provided. In addition to Tenant's obligation to pay thirty-three and 33/100 (33.33%) percent of the increase in Real Estate Taxes for the premises originally let to Tenant under the Lease (as more particularly cross-hatched in red on Exhibit "A" attached to the Lease, dated September 21, 1994) in accordance with paragraph 42 of the Lease, and in addition to all of Tenant's other payment obligations under the Lease, during each and every year during the term of this Lease from and after the Unit "C" Commencement Date, and for so long as Tenant's occupancy of Unit "C" continues, Tenant hereby agrees to also pay and shall also pay, as additional rent, at the same time and in the same manner as Tenant's obligation for payment of Real Estate Taxes in accordance with paragraph 42 of the Lease, three and 51/100 (3.51%) percent of any and all increases in Real Estate Taxes (as defined in paragraph 42 of the Lease), and increased assessments above those for the period December 1, 1996 through November 30, 1997 imposed on 425 Oser Avenue or, if Real Estate Taxes are not separately assessed for or imposed upon 425 Oser Avenue, the tax lot(s) of which Unit "C" is or becomes a part, as the case may be.

     5. Tenant and Landlord each warrant and represent to the other that there was no broker instrumental in bringing about or consummating this Lease Amendment and neither Tenant nor Landlord have had any conversations with any broker(s) in connection with this Lease Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all costs, commissions, expenses, claims, suits, actions, judgments, etc., including attorneys fees, of or by any broker for a commission or fee in connection with this Lease Amendment by reason of a breach by the Tenant of the warranty or representation contained herein.

     6. Tenant acknowledges and agrees that Landlord has not offered to do, and Landlord has no obligation to do, any work or make any repairs, alterations, modifications, improvements, changes or additions to the premises and/or Unit "C" in connection with this Lease Amendment. Tenant further acknowledges that Landlord has made no representations and is unwilling to make any representations at all with regard to Unit "C", including the condition thereof, and Tenant, having had a full and fair opportunity to inspect the same. Tenant's occupancy of Unit "C" shall be a certification to Landlord that Tenant has accepted Unit "C" in "as is" condition.

     7. Tenant warrants and represents to Landlord that it has no cause of action, whether at law or in equity, including without limitation, any offset(s), counterclaim(s), or defense(s), with respect to the Lease.

     8. From and after the date hereof, paragraph 43 of the rider to the Lease is amended by deleting the third subparagraph thereof (with regard to waiver of subrogation) in its entirety. The foregoing shall not affect or impair any other language contained in paragraph 9 of the pre-printed lease form, which remains in full force and effect.

     9. Subparagraphs (1) and (2) of paragraph 53 (D) shall not be applicable to any corporation whose shares are publicly traded on a nationally recognized exchange.

     10. This Lease Amendment may only be modified by a writing executed by the parties hereto.

     11. The covenants, conditions and agreement of this Lease Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in the Lease, their assigns.

     12. This Lease Amendment and the Lease contain the entire understanding and agreement between Landlord and Tenant; all prior agreements, both oral and written, are merged herein and therein and are superseded hereby and thereby.

     13. Except as amended, changed or modified hereby, the Lease is, and shall remain, in full force and effect in accordance with its terms, and each and every agreement, term, covenant and condition thereof is hereby ratified, confirmed and continued.

     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their respective hands as of the day and year first above written.

LANDLORD: HEARTLAND ASSOCIATES

By: /s/ Gerald Wolkoff
    ------------------------------
    Gerald Wolkoff, Partner



TENANT: GLOBAL PAYMENT TECHNOLOGIES, INC. (formerly known as) COIN BILL VALIDATOR INC.


By: /s/ Stephen Katz
    -----------------------------
    Stephen Katz
    Chairman of the Board
    and Chief Executive Officer

                                  Exhibit "A"

                                425 Oser Avenue
                                   Hauppauge



                         [GRAPHIC OMITTED - FLOOR PLAN]



TENANTS
-------
(A) Linotype - Hell
(B) Coin Bill Validator
(C)